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                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information contact: Tom Gelston, Director - Investor Relations (203)
222-5943

                      TEREX UPDATES FINANCIAL REVIEW STATUS

     WESTPORT, CT, September 9, 2005 -- Terex Corporation (NYSE: TEX) has previously disclosed in Current Reports on Form 8-K furnished to the Securities and Exchange Commission that the Company concluded that the financial statements of Terex for the years ended December 31, 2000, 2001, 2002 and 2003 need to be restated to correct certain errors. As Terex is in the final stages of the restatement process and computing the tax implications thereof, Terex has re-evaluated its U.S. deferred tax asset to determine if the deferred tax asset would "more likely than not" be realized based on the restated results of Terex's U.S. operations for the three years ended December 31, 2003. This assessment is required to be made without current hindsight, which precluded the Company from considering the subsequent profitability of Terex's U.S. operations in 2004 and 2005. The results of the assessment indicated that a valuation allowance was required to reduce Terex's net U.S. deferred tax asset as of December 31, 2003, which materially affects total stockholders' equity as of December 31, 2003. However, this valuation allowance is then reversed as of December 31, 2004 due to the profitability of Terex in that period as well as future profit expectations, including year to date 2005 results. The 2004 reversal of the valuation allowance offsets the reduction in total stockholders' equity resulting from the establishment of the valuation allowance in 2003.

         Due to the valuation allowance established as of December 31, 2003, Terex's provision for U.S. taxes in the quarters ended March 31, 2004 and June 30, 2004 will be substantially reversed, thereby increasing net income in those periods by approximately $2.4 million and $7.4 million, respectively, which are material to those quarters. Accordingly, the management of Terex and the Audit Committee of Terex's Board of Directors concluded on September 8, 2005 that the financial statements for the quarters ended March 31, 2004 and June 30, 2004 need to be restated to reflect such increase and, therefore, such financial statements should no longer be relied upon and have informed PricewaterhouseCoopers LLP, the Company's independent registered accounting firm of this determination.

         As part of its prior disclosure Terex stated that it was management's opinion that, although adjustments in any one year's financial statements might be material, the cumulative adjustments required to be made to stockholders' equity as of December 31, 2003 resulting from all items identified were not expected to be material to total stockholders' equity. Terex's previously published stockholders' equity balance as of December 31, 2003 was $877 million. The December 31, 2003 stockholders' equity balance is now anticipated to be approximately $690 million. However, virtually all of the change in the stockholders' equity from the originally filed amount is related to the establishment of the valuation allowance. With the reversal of the valuation allowance in 2004, net income and changes in accumulated other comprehensive income for 2004, stockholders' equity as of December 31, 2004 is expected to be approximately $1.1 billion. A brief description of the accounting guidelines, as they relate to accounting for the realization of deferred tax assets is included in the section entitled "U.S. Valuation Allowance for Deferred Tax Assets."

         Additionally, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, Terex was required to evaluate the effectiveness of its internal control over financial reporting as of December 31, 2004. Based on this current evaluation, it was determined that "material weaknesses" existed, which resulted in ineffective internal control over financial reporting. As announced on January 13, 2005, Terex had determined that a "material weakness" existed in Terex's internal control over financial reporting as it relates to the recording of certain intercompany transactions. On September 8, 2005, the management of Terex and the Audit Committee of Terex's Board of Directors concluded that material weaknesses also existed as follows a) the Company did not maintain effective controls, including monitoring, over the financial reporting process as a result of an insufficient complement of personnel with requisite U.S. GAAP knowledge, experience and training, and b) the Company did not maintain sufficient supporting documentation for certain income tax account balances, including periodic reconciliations, which contributed to the failure to timely file. During 2004 and 2005, Terex has taken and will continue to take numerous steps toward the remediation of these material weaknesses including, among other things, changes in reporting relationships within its financial organization, hiring additional accounting staff with the requisite U.S. GAAP background and implementing certain new accounting practices and controls.

         Terex is working diligently to file the financial statements for the year ended December 31, 2004 and prior periods with the SEC by the September 15, 2005 bank waiver expiration date.

U.S. Valuation Allowance for Deferred Tax Assets
------------------------------------------------

         A valuation allowance is required when the weight of available evidence indicates that it is not more likely than not that a deferred tax asset will be realized. The assessment of the realizability of Terex's U.S. deferred tax assets began with an analysis of Terex's cumulative three-year historical U.S. pre-tax earnings. As of December 31, 2003, Terex had a cumulative three-year historical U.S. pre-tax loss which is considered significant objective evidence that a valuation allowance may be required unless there existed objective evidence of a significant magnitude that would indicate that it is more likely than not that the U.S. deferred tax assets would be realized. Despite the timing of this release, it was determined that only the evidence that was available as of the time of the filing of the original financial statements could be used in this assessment. During our evaluation of other evidence, several items were considered including the cyclical nature of Terex's industry, the impact of its restructuring activities, the goodwill impairment in Terex's Roadbuilding, Utility Products and Other segment, profitable U.S. acquisitions (mainly Genie and Advance Mixer) made during the three year period but not available for the whole period, the timeframe of expiration of the Net Operating Loss carry-forwards, favorable impact of Terex's debt reduction activities and the indication of an industry recovery based on trends in non-residential construction spending and rental channel capital expenditure projections. Terex concluded that the weight of the objective negative evidence, available at the time of the original financial statement filing in early 2004 (without the benefit of current hindsight), could not be overcome, therefore a full valuation allowance is required as of December 31, 2003. Terex performed a similar assessment at December 31, 2004 and concluded that the available evidence including the positive 2004 U.S. performance and significant increase in backlog provided sufficient evidence of the future earnings potential to conclude that the U.S. deferred tax assets would "more likely than not" be realized. Therefore, the valuation allowance established as of December 31, 2003 was reversed in fiscal year ended December 31, 2004.

Safe Harbor Statement

         The press release contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others: until the SEC investigation and the previously announced review by Terex of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such reviews; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

         Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5 billion. Terex operates in five business segments:
Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

                                       ###

                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com



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